Exhibit 99.1

Nephros Extends Rights Offering

RIVER EDGE, NJ, February 28, 2011 /PRNewswire-FirstCall/ -- Nephros, Inc. (OTC Bulletin Board:NEPH - News), a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification, today announced the extension of the expiration date of its ongoing rights offering to 5:00 p.m. Eastern time, Thursday, March 3, 2011.

The rights offering was previously scheduled to expire at 5:00 p.m. Eastern time on February 28, 2011.

During the extended offering period for the rights offering, any person who received subscription rights from Nephros during the original offering period may exercise those rights that have not already been exercised. Other than the extension of the expiration date of the rights offering, all of the offering terms described in the prospectus dated January 31, 2011, remain the same and apply during the extended period of the offering.

Under the terms of the rights offering described in the prospectus, Nephros has distributed at no charge non-transferable subscription rights to purchase up to an aggregate of 175,000,000 units to stockholders who owned shares of Nephros common stock as of the close of business on January 31, 2011, which is the record date for the rights offering.  Each holder of record as of the close of business on the record date has received one subscription right for each share of common stock of Nephros owned at the close of business on the record date.

Each subscription right entitles the holder to purchase 4.185496618 units at a subscription price of $0.02 per unit.   Each unit consists of one share of common stock and a warrant to purchase 0.924532845 shares of common stock at an exercise price of $0.02 per share for a period of five years following the issue date of the warrant.  No fractional units may be purchased and therefore no fractional shares or warrant will be issued; instead the number of units and, as a result, the number of underlying shares and warrants, will be rounded down to the nearest whole number.  By way of example, if a holder owns 100 shares of Nephros common stock and exercises in full his subscription right, he will be able to subscribe to 418 units (100 shares × 4.185496618 = 418.5496618, rounded down to 418, the nearest whole number) and will pay $0.02 for each of his 418 units (an aggregate purchase price of $8.36) and will receive 418 shares of common stock and a warrant to purchase 386 shares of common stock (418 units × 0.924532845 = 386.4547292, rounded down to 386, the nearest whole number) at an exercise price of $0.02 per share for a period of five years following the issue date of the warrant.

Nephros stockholders who exercise their basic subscription privilege in full may also exercise an over-subscription privilege to subscribe for additional units not subscribed for by other stockholders at the same subscription price of $0.02 per unit. If there is an insufficient number of units available to fully satisfy all over-subscription privilege requests, the available units will be allocated proportionately among stockholders who exercise their over-subscription privileges based on the number of units each such stockholder subscribed for under the basic subscription privilege.

Holders that exercise their rights, if accepted, will receive the components of the units (one share of common stock and one warrant to purchase 0.924532845 shares of common stock per unit) after the close of the rights offering.  Nephros will not issue and holders will not receive units in the rights offering.

The prospectus contains a description of the rights offering and other information.  Stockholders are urged to read the prospectus carefully.  Morrow & Co., LLC is the information agent for the rights offering. Stockholders may direct questions regarding the rights offering or requests for additional copies of the prospectus or other offering materials to Morrow & Co., LLC at (800) 414-4313, 407 West Avenue, Stamford, Connecticut 06902.  The rights and the underlying units have not been registered or qualified for offer or sale to stockholders of record in any jurisdiction outside the United States.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.  The securities may only be offered by means of a prospectus, copies of which may be obtained  free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the rights offering at (800) 414-4313.  The prospectus contains important information about the rights offering, and the company’s stockholders are urged to read the prospectus carefully.

About Nephros, Inc.

Nephros, Inc., headquartered in River Edge, New Jersey, is a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification.

The Nephros hemodiafiltration (HDF) system is designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system removes a range of harmful substances more effectively, and with greater capacity, than existing ESRD treatment methods, particularly with respect to substances known collectively as “middle molecules.” These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros ESRD products are sold and distributed throughout Europe.

The Nephros Dual Stage Ultrafilter (DSU) is the basis for the Nephros line of water filtration products. The patented dual stage cold sterilization ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses, parasites and biotoxins. Nephros's DSUs are being evaluated at several major U.S. medical centers for infection control. The DSU has also been selected for further development by the U.S. Marine Corps for purification of drinking water by soldiers in the field.

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

Statements in this news release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such statements may be preceded by words such as “may,” “plans,” “expects,” “believes,” “hopes,” “potential” or similar words. For such statements, Nephros claims the protection of the PSLRA.

Forward-looking statements are not guarantees of future performance, are based on assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Nephros’ control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that Nephros may not be able: (i) to complete the rights offering; (ii) to continue as a going concern; (iii) to obtain additional funding when needed or on favorable terms; (iv) to obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (v) to have its technologies and products accepted in current or future target markets; (vi) to demonstrate in pre-clinical or clinical trials the anticipated efficacy, safety or cost savings of products that appeared promising to Nephros in research or clinical trials; or (vii) to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’ filings with the SEC.  Investors and security holders are encouraged to read these documents on the SEC’s website at http://www.sec.gov/. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.